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                                                                    Exhibit 8(m)


                            PARTICIPATION AGREEMENT

                                     Among

                            ENDEAVOR SERIES TRUST,

                           ENDEAVOR MANAGEMENT CO.,

                                      and

                          PFL LIFE INSURANCE COMPANY



     THIS AGREEMENT, made and entered into this 28th day of February, 1991 by and among PFL LIFE INSURANCE COMPANY, an Iowa corporation (hereinafter the "Company") on its own behalf and on behalf of the PFL Endeavor Variable Annuity Account, and other segregated asset accounts of the Company (hereinafter the "Account" or "Accounts"), and ENDEAVOR SERIES TRUST, a Massachusetts business trust (hereinafter the "Fund"), and ENDEAVOR MANAGEMENT CO., a California corporation (hereinafter the "Manager").

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for the Account, and may be available for other separate accounts established for variable life insurance policies and variable annuity contracts only if the Company so consents; and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares each designated a "Portfolio" and each representing the interests in a particular managed pool of securities and other assets; and
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     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Manager is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law, and will be the Fund's investment adviser; and

     WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (hereinafter "Policies"); and

     WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or life insurance contracts that are allocated to the Accounts (the Policies and Account(s) covered by this Agreement, and the corresponding Portfolios covered by this Agreement in which the Account(s) invest(s), are specified in Schedule A attached hereto as may be modified from time to time); and

     WHEREAS, the Company has registered or will register the Account(s) as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Account(s) to fund the

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Policies and the Fund intends to sell such shares to the Account(s) at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Manager, and the Company agree as follows:

ARTICLE I.  Sale of Fund Shares

          1.1. The Fund and Manager agree to sell to the Company those shares of the Fund which the Account(s) orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

          1.2. The Fund and Manager agree to make Fund shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading.

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Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Trustees") may refuse to sell shares of any Portfolio to the Company and the Account, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

          1.3. The Fund and Manager agree that shares of the Fund will be sold only to the Company and the Account except that share of the Fund may be sold to other insurance companies or their separate accounts with the express written consent of the Company. Shares will not be sold to the general public or to other investors. The Account(s) shall invest exclusively in the Fund, or in other investment vehicles managed or advised by the Manager or affiliates of the Manager, except with the express written consent of the Manager.

          1.4. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by the Fund; provided

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that the Fund receives notice of such request for redemption by 9:30 a.m. New
York time on the next following Business Day.

          1.5. The Company shall pay for the Fund shares on the next Business Day after an order to purchase shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire or by a credit for any shares redeemed. For purpose of Section 2.8, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

          1.6. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

          1.7. The Fund shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

          1.8. The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per

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share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time.

ARTICLE II.  Representations and Warranties

          2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under Iowa law and has registered or, prior to any issuance or sale of the Policies, will register the Account(s) as a unit investment trust in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as a segregated investment account for the Policies.

          2.2. The Fund and Manager represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of Massachusetts and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund and Manager.

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          2.3.  The Fund and Manager represent that each Portfolio of the Fund is currently qualified or will be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that every effort will be made to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund or Manager will notify the Company orally (followed by written notice) or by wire immediately upon having a reasonable basis for believing that any Portfolio of the Fund has ceased to so qualify or that any Portfolio might not so qualify in the future.

          2.4. The Fund will not make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise. However, if the Fund were authorized to establish a 12b-1 plan, the Fund would undertake to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

          2.5. The Fund represents that it will sell and distribute the Fund shares in accordance with the laws of the State of California and all applicable state and federal securities laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act.

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          2.6.  The Fund represents that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply with the 1940 Act.

          2.7. The Manager represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with any applicable state and federal securities laws.

          2.8. The Fund and Manager each represents and warrants that all of its directors, trustees, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Section 17(g) and Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.  Prospectus and Proxy Statements; Voting

          3.1. At least annually, the Fund or the Manager shall provide the Company, free of charge, with as many copies of the Fund's current prospectus as the Company may reasonably request for distribution to both existing Policy owners and prospective purchasers. If requested by the Company in lieu thereof, the

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Fund shall provide such documentation (including a final "camera ready" copy of the new prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Fund is supplemented or amended) to have the prospectus for the Policies and the Fund's prospectus printed together in one document; the expenses of such printing to be apportioned between (a) the Company, and (b) the Fund or the Manager, in proportion to the number of pages of the Policy and Fund Prospectuses, taking account of other relevant factors affecting the expense of printing, such as columns, charts, etc.; the Fund or the Manager to bear the cost of printing the Fund's portion of such document, and the Company to bear the expenses of printing the Account's portion of such document.

          3.2. The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Fund (or a specified affiliate). The Fund or an affiliate, at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Policy or prospective purchaser who requests such Statement.

          3.3. The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Policy owners.

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          3.4.  If and to the extent required by law, the Company shall:

              (i)   solicit voting instructions from Policy owners;

              (ii) vote the Fund shares in accordance with instructions received from Policy owners; and

              (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received;

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in the Account in its own right, to the extent permitted by law.

          3.5. The process of soliciting Policy owners' voting instructions, tabulating votes, etc. shall be conducted in accordance with Schedule B attached hereto.

ARTICLE IV.  Sales Material and Information

          4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or Manager is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee object

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to such use within ten Business Days after receipt of such material.

          4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Policies other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

          4.3 The Fund and Manager shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within ten Business Days after receipt of such material.

          4.4 The Fund and Manager shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Policies other than information or representations contained in a registration statement or prospectus for the Policies, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account approved by the Company for

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distribution to Policy owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

          4.5 The Company and Fund will each provide to the other at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sale literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to the Fund or its shares, prior to or contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities. The Company or Fund shall also each promptly inform the other of the results of any examination by the Securities and Exchange Commission (or other regulatory authorities) that relates to the Policies, the Fund or its shares, and the party that was the subject of the examination shall provide the other party with a copy of any "deficiency letter" or other correspondence or written report regarding any such examination.

          4.6 For purposes of this Article IV, the phrase "sales literature or other promotional material" means advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard), and sales literature (such as brochures, circulars,


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market letters and form letters), distributed or made generally available to customers or the public.

ARTICLE V. Fees and Expenses

          5.1 The Fund and Manager shall pay no fee or other compensation to the Company under this agreement, and the Company shall pay no fee or other compensation to the Fund or Manager; provided, however, that in accordance with the allocation of expenses specified in Articles III and V hereof, each party shall reimburse other parties for expenses initially paid by one party but allocated to another party.

          5.2 Subject to Section 5.4 below, the Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares under all applicable federal and state laws, including preparation and filing of the Fund's registration statement, and payment of filing fees and registration fees; preparation and filing of the Fund's proxy materials and reports; setting in type and printing its prospectus (determined in accordance with Section 3.1 above); setting in type and printing the proxy materials and reports to shareholders; the preparation of all statements and notices required of the Fund by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; and the costs of distributing prospectuses and proxy materials to Policy owners. The Fund shall not bear any expenses of marketing the Policies.

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          5.3  The Company shall bear the expenses of distributing the Fund's prospectus in connection with new sales of the Policies and of distributing the Fund's shareholder reports to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable Federal securities and state insurance laws; the cost of printing the Policy prospectus; and the cost of preparing and printing annual individual account statements for Policy owners as required by state insurance laws.

          5.4 The expenses allocated herein to the Fund shall be paid initially by the Company until such time as the Fund's net assets are $100,000,000 or higher. The Fund shall then reimburse the Company for all such expenses paid for by the Company or accrued as of that date, with such reimbursement to be paid in 36 equal monthly installments over the three year period beginning on the date when the Fund's net assets reach $100,000,000. After that date, the Fund shall directly pay its own expenses, as allocated herein.

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ARTICLE VI.  Diversification and Related Limitations

          6.1 The Fund and Manager represent and warrant that the Fund will at all times invest its assets in such a manner as to ensure that the Policies will be treated as annuity, endowment, or life insurance contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treas. Reg. Section 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

          6.2 Fund shares will not be sold to any person or entity that would result in the Policies not being treated as annuity, endowment, or life insurance contracts, in accordance with the statutes and regulations referred to in the preceding paragraph (Section 6.1 hereof).

ARTICLE VII. Indemnification

          7.1  Indemnification By The Company

          7.1(a) The Company agrees to indemnify and hold harmless the Fund, Manager, and each of their directors, trustees and officers and each person, if any, who controls the Fund or Manager within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section

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7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Policies and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Policies or contained in the Policies or sales literature for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished the Company by or on behalf of the Fund or Manager for use in the Registration Statement or prospectus for the Policies or in the Policies or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Fund shares; or

               (ii) arise out of or as a result of statements or representations
                    (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Fund shares; or

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               (iii)  arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund or Manager by or on behalf of the Company; or

               (iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

except to the extent provided in Sections 7.1(b) and 7.1(c) hereof.

          7.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

          7.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such


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Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          7.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Policies or the operation of the Fund and the Indemnified Parties will provide the Company with all relevant information and documents requested by the Company. For purposes of this Section 7.1(d), the "commencement" of proceedings shall include any informal or formal communications from the Securities


                                     -18-
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and Exchange Commission or its staff (or the receipt of information from any other persons or entities) indicating that enforcement action by said Commission or staff may be contemplated or forthcoming; this includes any information to the effect that any matter(s) has been referred to the SEC's Division of Enforcement, or that any matter(s) is being discussed with that Division.

          7.2  Indemnification by the Fund and Manager

          7.2(a) The Fund and Manager, jointly and severally, agree to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Manager) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Policies and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify

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                      shall not apply as to any Indemnified Party if such
                      statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Manager or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Policies not supplied by the Fund or Manager, or persons under their control) or wrongful conduct of the Fund or Manager or persons under their control, with respect to the sale or distribution of the Policies or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sale literature covering the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or Manager; or

               (iv) rise out of or result from any material breach of any representation and/or warranty made by the Fund or Manager in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or Manager (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements specified in Article VI of this Agreement);

except to the extent provided in Sections 7.2(b) and 7.2(c) hereof.

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          7.2(b) The Fund and Manager shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account.

          7.2(c) The Fund and Manager ("Indemnifiers" for purposes of this Section 7.2) shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Indemnifier in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Indemnifier of any such claim shall not relieve the Indemnifier from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Indemnifiers will be entitled to participate, at their own expense, in the defense thereof. The Indemnifier also shall be entitled to assume the defense thereof, with counsel satisfactory


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to the party named in the action. After notice from the Indemnifier to such party of their election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of additional counsel retained by it, and the Indemnifier will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VIII.  Applicable Law

          8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Iowa.

          8.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statues, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  Termination

          9.1 This Agreement shall terminate with respect to the Account, or one, some, or all Portfolios:

               (a) at the option of any party upon six month's advance written notice to the other parties; or

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               (b)  at the option of the Company to the extent that shares of
Portfolios are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as determined by the Company reasonably and in good faith. Without limiting the generality of the foregoing, shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Portfolio did not qualify under Subchapter M of the Code, as referred to in Section 2.3 hereof; or if the investments or investment policies, objectives, and/or limitations of the portfolio would impose unanticipated risks on the Company; or if the Company would be permitted to disregard policy owner voting instructions pursuant to Rules 6e-2 or 6e-3(T) under the 1940 Act; etc. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company.

          9.2 The notice shall specify the Portfolio(s) and Policy(s) as to which the Agreement is to be terminated, or that the Agreement is to be terminated as to the Account.

          9.3 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 9.1(a) may be exercised for cause or for no cause.

          9.4 Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and Manager shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Policies"). Specifically, without limitation, the owner of the Existing Policies shall be permitted to transfer or reallocate investments under the Policies, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Policies.

ARTICLE X. Notices

          Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to the Fund:

               Endeavor Series Trust
               1100 Newport Center, Suite 200 Newport
               Beach, California 92660
               Attention: James A. Shepherdson

          If to the Manager:

               Endeavor Management Co.
               1100 Newport Center, Suite 200
               Newport Beach, California  92660
               Attention: Vincent J. McGuinness

          If to the Company:

               PFL Life Insurance Company
               4333 Edgewood Rd., N.E.
               Cedar Rapids, Iowa 52499
               Attention: Craig Vermie, Esq.

ARTICLE XI.  Miscellaneous

          11.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

          11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          11.5 The Schedules attached hereto, as modified from time to time, are incorporated herein by references and are part of this Agreement.

          11.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (in cluding without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

          11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                        Company:

                                        PFL LIFE INSURANCE COMPANY
                                        By its authorized officer,

                                            By: /s/ William J. Busler
                                            ------------------------
                                        Title:  Exec. V.P.
                                                --------------------
                                        Date:  2-28-91
                                              ----------------------
                                        Fund:



                                        ENDEAVOR SERIES TRUST
                                        By its authorized officer,

                                        By: /s/
                                            ----------------------
                                        Title: President
                                               -------------------
                                        Date:  2/27/91
                                               -------------------

                                   Manager:

                                   ENDEAVOR MANAGEMENT CO.
                                   By its authorized officer,

                                   By: /s/ Vincent J. McGuinness
                                       ---------------------------------

                                   Title: C.E.O.
                                         -------------------------------

                                   Date:  3/1/91
                                        --------------------------------

                               ADDENDUM NO. 1 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                            ENDEAVOR SERIES TRUST,
                           ENDEAVOR MANAGEMENT CO.,
                                      AND
                          PFL LIFE INSURANCE COMPANY



     Amendment No. 1 to the Participation Agreement among Endeavor Series Trust, Endeavor Management Co., and PFL Life Insurance Company dated February 20, 1991 ("Participation Agreement").

     WHEREAS, International Life Investors Insurance Company has recently established a separate account for the purposes of selling a variable annuity product funded by the Endeavor Series Trust; and

     WHEREAS, each of the parties is desirous of adding International Life Investors Insurance company as a party, subject to the same terms and conditions, to the Participation Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED that International Life Investors Insurance Company, through its separate account, the ILI Endeavor Separate Account, is authorized to acquire shares issued by the Endeavor Series Trust, subject to the terms and conditions of the Participation Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of July 14, 1993.

PFL LIFE INSURANCE COMPANY                   ENDEAVOR SERIES TRUST
By its authorized officer,                   By its authorized officer,

By: xxxxxx                                   By:  xxxxxx
   -------------------------------              -------------------------------

Title: Vice President & Actuary              Title: President
      ----------------------------                 ----------------------------

Date:  8/12/93                               Date:  8/12/93
     -----------------------------                -----------------------------

INTERNATIONAL LIFE INVESTORS                 ENDEAVOR MANAGEMENT CO.
INSURANCE COMPANY                            By its authorized officer,
By its authorized officer,


By: /s/ Craig D. Vermie                      By:  xxxxxx
   -------------------------------              -------------------------------

Title:  Secretary                            Title:  Vice Chairman
      ----------------------------                 ----------------------------

Date:   8/12/93                              Date:    8/12/93
     -----------------------------                -----------------------------


Addendum

                               ADDENDUM NO. 2 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                             ENDEAVOR SERIES TRUST,
                           ENDEAVOR MANAGEMENT CO.,
                                      AND
                          PFL LIFE INSURANCE COMPANY


     Amendment No. 2 to the Participation Agreement among Endeavor Series Trust, Endeavor Management Co., and PFL Life Insurance Company dated February 20, 1991 ("Participation Agreement").

     WHEREAS, AUSA Life Insurance Company, Inc. has recently established a separate account for the purposes of selling a variable annuity product funded by the Endeavor Series Trust; and

     WHEREAS, each of the parties is desirous of adding AUSA Life Insurance Company, Inc. as a party, subject to the same terms and conditions, to the Participation Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED THAT AUSA Life Insurance Company, Inc., through its separate account, the AUSA Endeavor Separate Account, is authorized to acquire shares issued by the Endeavor Series Trust, subject to the terms and conditions of the Participation Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of Oct. 7, 1994.


PFL LIFE INSURANCE COMPANY                   ENDEAVOR SERIES TRUST
By its authorized officer,                   By its authorized officer,

By: /s/ William L. Busler                    By:  xxxxxx
   -------------------------------              -------------------------------
        William L. Busler

Title: President                             Title: President
      ----------------------------                 ----------------------------

Date:  October 7, 1994                       Date:  October 7, 1994
     -----------------------------                -----------------------------

AUSA LIFE INSURANCE COMPANY, INC.            ENDEAVOR MANAGEMENT CO.
By its authorized officer,                   By its authorized officer,



By: /s/ Craig D. Vermie                      By:  /s/ Vincent J. McGuinness
   -------------------------------              -------------------------------

Title:  Vice President                       Title:  C. E. O.
      ----------------------------                 ----------------------------

Date:   October 7, 1994                      Date:    October 7, 1994
     -----------------------------                -----------------------------
Addendum

                                    AMENDED
                                  SCHEDULE A
                                  ----------

                          EFFECTIVE NOVEMBER 4, 1996

               Account(s), Policy(ies) and Portfolio(s) Subject
                        to the Participation Agreement
                        ------------------------------

Account:       PFL Endeavor Variable Annuity Account
-------        AUSA Endeavor Variable Annuity Account


Policies:      The Endeavor Variable Annuity
--------       The Endeavor Platinum Variable Annuity
               The AUSA Endeavor Variable Annuity

Portfolios:    Managed Asset Allocation
----------     Money Market
               Global Growth
               Quest for Value Equity
               Quest for Value Small Cap
               U.S. Government Securities
               T. Rowe Price Equity Income
               T. Rowe Price Growth Stock
               Opportunity Value
               Enhanced Index

                                                  Approved:



Endeavor Management Co.                      PFL Life Insurance Company

By: /s/   Vincent J. McGuinness              By:  /s/ /s/ William L. Busler
   -------------------------------              -------------------------------

Title: C. E. O.                              Title: President
      ----------------------------                 ----------------------------

Date:  October 30, 1996                      Date:  October 11, 1996
     -----------------------------                -----------------------------

AUSA Life Insurance Company                  Endeavor Series Trust

By: /s/ Craig D. Vermie                      By: /s/ James R. McInnis
   -------------------------------              -------------------------------
                                                     James R. McInnis

Title:  Vice President                       Title:   President
      ----------------------------                 ----------------------------

Date:   October 11, 1996                     Date:   October 31, 1996
     -----------------------------                -----------------------------

                               ADDENDUM NO. 3 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                            ENDEAVOR SERIES TRUST,
                           ENDEAVOR MANAGEMENT CO.,
                                      AND
                          PFL LIFE INSURANCE COMPANY

     Amendment No. 3 to the Participation Agreement among Endeavor Series Trust, Endeavor Management Co., and PFL Life Insurance Company dated February 20, 1991 ("Participation Agreement").

     WHEREAS, Providian Life and Health Insurance Company ("Providian") and First Providian Life and Health Insurance Company ("First Providian") have established separate accounts for the purpose of selling variable annuities, some of which are to be funded in part by the Endeavor Series Trust; and

     WHEREAS, the original parties to the Participation Agreement and AUSA Life Insurance Company, Inc. (which was made party by a subsequent addendum to the Participation Agreement) are desirous of adding Providian and First Providian as parties, subject to the same terms and conditions except as modified herein below, to the Participation Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED that Providian and First Providian, through their respective separate accounts, Providian Life and Health Insurance Company Separate Account V and First Providian Life and Health Insurance Company Separate Account C, are authorized to acquire shares issued by the Endeavor Series Trust, subject to the terms and conditions of the Participation Agreement as modified herein below.

MODIFICATIONS TO THE PARTICIPATION AGREEMENT FOR THE PURPOSE OF ADDING PROVIDIAN
                        AND FIRST PROVIDIAN AS PARTIES

     Section 2.1 is hereby modified only to the extent that Providian represents and warrants that it has legally and validly established its Separate Account V as a segregated asset account under Missouri law.

Addendum No. 3 to Participation Agreement Among
Endeavor Series Trust,
Endeavor Management Co., and
PFL Life Insurance Company

Page 2 of 3

     Section 2.1 is hereby further modified only to the extent that First Providian represents and warrants that it has legally and validly established its Separate Account C as a segregated asset account under New York law.

     Section 5.4 is hereby modified only to the extent that expenses to be paid initially under Section 5.4 by Providian and First Providian, respectively, shall be in amounts proportionate to the Fund's net assets attributable to shares purchased by Providian and First Providian, respectively.

     The parties agree that no life insurance company that is a party to the Participation Agreement shall incur any liability under the Participation Agreement (in particular under the provisions of Article VII (relating to indemnification)) which is premised on the acts or omissions of other life insurance companies that are parties to the Participation Agreement. Each life insurance company severally indemnifies and is severally indemnified under the Participation Agreement.

     IN WITNESS WHEREOF, each of the original and subsequent parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of October 13, 1997.

PFL LIFE INSURANCE COMPANY                    ENDEAVOR SERIES TRUST
By its authorized officer                     By its authorized officer
By:  /s/ William L. Busler                    By:  /s/ James R. McInnis
   -------------------------                     -------------------------
Title: President                              Title: President
      ----------------------                        ----------------------
Date:  10/7/97                                Date:  10/14/97
     -----------------------                       -----------------------

Addendum No. 3 to Participation Agreement Among
Endeavor Series Trust,
Endeavor Management Co., and
PFL Life Insurance Company

Page 3 of 3

ENDEAVOR MANAGEMENT CO.                       AUSA LIFE INSURANCE CO., INC.
By its authorized officer                     By its authorized officer

By: /s/ James R. McInnis                      By: /s/ William L. Busler
   ----------------------------                  ----------------------------

Title: President                              Title: Vice President
      -------------------------                     -------------------------

Date:  10/14/97                               Date:  10/7/97
     --------------------------                    --------------------------


PROVIDIAN LIFE AND HEALTH                     FIRST PROVIDIAN LIFE AND
INSURANCE COMPANY                             HEALTH INSURANCE COMPANY
By its authorized officer                     By its authorized officer

By: /s/ Michael F. Lane                       By: /s/ Michael F. Lane
   ----------------------------                  ----------------------------

Title: Vice President                         Title: Second Vice President
      -------------------------                     -------------------------

Date: 10/2/97                                 Date: 10/2/97
     --------------------------                    --------------------------

Amended Schedule A

Page 1 of 2
                                    AMENDED
                                   SCHEDULE A
                                   ----------

                           EFFECTIVE OCTOBER 13, 1997

                Account(s), Policy(ies) and Portfolio(s) Subject
                         to the Participation Agreement
                                     Among
                             Endeavor Series Trust,
                          Endeavor Management Company,
                                      and
                           PFL Life Insurance Company

Accounts:          PFL Endeavor Variable Annuity Account
--------           AUSA Endeavor Variable Annuity Account
                   Providian Life and Health Insurance Company
                         Separate Account V
                   First Providian Life and Health Insurance Company
                         Separate Account C


Policies:          The Endeavor Variable Annuity
--------           The Endeavor Platinum Variable Annuity
                   The AUSA Endeavor Variable Annuity
                   Providian Advisor's Edge Variable Annuity


Portfolios:        TCW Money Market Portfolio
----------         TCW Managed Asset Allocation Portfolio
                   T. Rowe Price International Stock Portfolio
                   Value Equity Portfolio
                   Dreyfus Small Cap Value Portfolio
                   Dreyfus U.S. Government Securities Portfolio
                   T. Rowe Price Equity Income Portfolio
                   T. Rowe Price Growth Stock Portfolio
                   Opportunity Value Portfolio
                   Enhanced Index Portfolio

                                   Approved:

PFL LIFE INSURANCE COMPANY                      ENDEAVOR SERIES TRUST
By its authorized officer                       By its authorized officer
By: /s/ William L. Busler                       By: /s/ James R. McInnis
   ---------------------------                     ---------------------------

Title: President                                Title: President
      ------------------------                        ------------------------

Date: 10/7/97                                   Date: 10/14/97
     -------------------------                       -------------------------

Amended Schedule A

ENDEAVOR MANAGEMENT CO.                         AUSA LIFE INSURANCE CO., INC.
By its authorized officer                       By its authorized officer
By: /s/ James R. McInnis                        By: /s/ William L. Busler
   --------------------------                      --------------------------

Title:   President                              Title:  Vice President
      -----------------------                         -----------------------

Date:                                           Date:   10/7/97
     ------------------------                        ------------------------

PROVIDIAN LIFE AND HEALTH                       FIRST PROVIDIAN LIFE AND
INSURANCE COMPANY                               HEALTH INSURANCE COMPANY
By its authorized officer                       By its authorized officer

By: /s/ Michael F. Lane                         By: /s/ Michael F. Lane
   --------------------------                      --------------------------

Title:  Vice President                          Title: Second Vice President
      -----------------------                         -----------------------

Date: 10/2/97                                   Date: 10/2/97
     ------------------------                        ------------------------